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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-86426) of Affiliated Computer Services, Inc. of our report dated July 27, 1999 relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated July 27, 1999 on the financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers LLP


Dallas, Texas
September 28, 1999